UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2015

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Giardina as Executive Chairman of the Board of Directors and Appointment of Daniel Gallaher as Chief Executive Officer and President

On February 25, 2015, Town Sports International Holdings, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Robert Giardina Executive Chairman of the Board and that Daniel Gallagher, the Company’s President and Chief Operating Officer, was promoted to the role of Chief Executive Officer and President, effective immediately. Concurrently with such actions, Mr. Giardina resigned from his position as Chief Executive Officer of the Company.

In connection with Mr. Giardina being appointed Executive Chairman, Thomas J. Galligan III, the prior Chairman of the Board, has been elected to the newly created position of Lead Independent Director.

In connection with these management changes, the Company has entered into letter agreements with both Mr. Giardina and Mr. Gallagher as described below.

In satisfaction of the disclosure required by Items 401(b) and 401(e) of Regulation S-K, the section of the Company’s 2014 Proxy Statement, filed with the Securities and Exchange Commission on March 25, 2014, entitled “Executive Officers” is incorporated by reference herein. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Gallagher and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Gallagher and the Company that would be required to be reported.

Letter Agreement with Mr. Giardina

Pursuant to the letter agreement entered into with Mr. Giardina dated February 25, 2015 (the “Giardina Agreement”), Mr. Giardina will hold the position of Executive Chairman during a transition period through September 30, 2015, although such period may be extended or accelerated in certain circumstances (the “Transition Period). During the Transition Period, Mr. Giardina will be required to devote at least forty percent (40%) of his business time to his duties as Executive Chairman. At the conclusion of the Transition Period, Mr. Giardina will cease to be employed by the Company, but will, if on the Board at such time, be entitled to continue to serve as a non-employee member of the Board.

Pursuant to the Giardina Agreement, Mr. Giardina’s annual base salary from March 1, 2015 through April 30, 2015 will be $706,825, and will be reduced to $500,000 as of May 1, 2015. While Mr. Giardina will continue to be eligible to participate in the Company’s benefit plans, he will no longer be eligible to participate in the Company’s annual bonus plan or other incentive compensation arrangements.

In order to induce Mr. Giardina to serve as Executive Chairman during the Transition Period, the Company has agreed to pay him a retention bonus of $1.1 million, payable following the conclusion of the Transition Period, so long as he remains employed as Executive Chairman during the Transition Period. Mr. Giardina will also be entitled to payment of the Retention Bonus in the event he is terminated without Cause or due to his death or Disability (as such terms are defined in the Giardina Agreement) prior to the end of the Transition Period.

In addition, Mr. Giardina will be entitled to continue his participation in the Company’s health, dental and disability plans for five (5) years following the Transition Period, and be granted a lifetime club membership at no cost. These benefits are conditioned on Mr. Giardina signing a release of claims and his continued compliance with the Giardina Agreement, including the non-competition and non-solicitation provisions contained therein.

Letter Agreement with Daniel Gallagher

In connection with Mr. Gallagher’s promotion to Chief Executive Officer, the Company and Mr. Gallagher entered into a letter agreement dated February 25, 2015 (the “Gallagher Agreement”). Pursuant to the Gallagher Agreement, Mr. Gallagher will earn an annual base salary of $575,000 and annual performance bonus award target of 75% of his base salary. In addition, Mr. Gallagher will receive 85,000 shares of restricted common stock of the Company pursuant to the Company’s 2006 Stock Incentive Plan, which will vest in four equal annual installments.

In the event that Mr. Gallagher is terminated without Cause (upon sixty days’ notice from the Company) or resigns due to a Constructive Termination (as such terms are defined in the Gallagher Agreement), he will be entitled to the continuation of his base salary for a period of eighteen (18) months (or in the event of a Constructive Termination, twenty (20) months), a pro-rata portion of his annual bonus at target through the date of such termination or resignation, and any unpaid bonus from the prior fiscal year (if applicable), twenty four (24) months of continued health, dental and disability insurance, no cost club membership during the severance period, and outplacement assistance at a cost not to exceed $30,000. These severance benefits are conditioned on Mr. Gallagher signing a release of claims and his continued compliance with the Gallagher Agreement, including the non-competition and non-solicitation provisions contained therein.

Amended and Restated Executive Severance Agreements

In addition, on February 25, 2015, the Company announced that it has entered into amended and restated executive severance agreements (each an “Amended and Restated Executive Severance Agreement”) with each of its executive officers - Carolyn Spatafora, Chief Financial Officer; David M. Kastin, Senior Vice President - General Counsel and Secretary; Paul Barron, Chef Information Officer; Scott Milford, Senior Vice President – Human Resources and Nitin Ajmera, Senior Vice President – Shares Services and Controller (each referred to individually as an “Executive”).

Pursuant to the Amended and Restated Executive Severance Agreement, in the event the Executive is terminated without Cause (upon sixty days’ notice from the Company) or is terminated due to death or Disability, or resigns due to a Constructive Termination, all within one year following a Change in Control (as such capitalized terms are defined in the Amended and Restated Executive Severance Agreement), the Executive will be entitled to continuation of base salary for a period of twelve (12) months (or in the event of a Constructive Termination, fourteen (14) months), a pro-rata portion of the Executive’s annual bonus at target through the date of such termination or resignation and any unpaid bonus from the prior fiscal year (if applicable), twenty (24) four months of continued health, dental and disability insurance, no cost club membership during the severance period, and outplacement assistance. Receipt of the severance payments and benefits is conditioned on the

Executive’s signing a release of claims and his or hers continued compliance with the Amended and Restated Executive Severance Agreement, including the non-competition and non-solicitation provisions contained therein.

The foregoing summaries of the Giardina Agreement, the Gallagher Agreement and the Amended and Restated Executive Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Giardina Agreement, Gallagher Agreement and Amended and Restated Executive Severance Agreement a copy of which are attached as Exhibits 10.1, 10.2 and 10.3 respectively to this Current Report and are incorporated herein by reference.

Item 8.01 Other Events.

On February 25, 2015, the Company also announced that the Board is engaged in a process to evaluate strategic alternatives, including a possible sale of the Company, and has retained Deutsche Bank Securities, Inc. as financial advisor to assist in this process.

A copy of the Company’s press release announcing the above actions is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Item	Description

10.1	Letter Agreement, dated February 25, 2015, between Town Sports International Holdings, Inc. and Robert Giardina.

10.2	Letter Agreement, dated February 25, 2015, between Town Sports International Holdings, Inc. and Daniel Gallagher.

10.3	Form of Amended and Restated Executive Severance Agreement, dated February 25, 2015, between Town Sports International Holdings, Inc. and each of Carolyn Spatafora, David M. Kastin, Paul Barron, Scott Milford, and Nitin Ajmera.

99.1	Company’s Press Release, dated February 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

By:	/s/ David M. Kastin
David M. Kastin
Senior Vice President - General Counsel

Date: February 25, 2015

EXHIBIT INDEX

Item	Description

10.1	Letter Agreement, dated February 25, 2015, between Town Sports International Holdings, Inc. and Robert Giardina.

10.2	Letter Agreement, dated February 25, 2015, between Town Sports International Holdings, Inc. and Daniel Gallagher.

10.3	Form of Amended and Restated Executive Severance Agreement, dated February 25, 2015, between Town Sports International Holdings, Inc. and each of Carolyn Spatafora, David M. Kastin, Paul Barron, Scott Milford, and Nitin Ajmera.

99.1	Company’s Press Release, dated February 25, 2015.